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                                                     May 28, 1996







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:  Lone Star Steakhouse & Saloon, Inc. -
                       Registration Statement on Form S-1
                       ---------------------------------------
Gentlemen:

                  Reference is made to the Registration Statement on Form S-1 dated May 21, 1996, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission by Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 4,600,000 shares of common stock, par value $.01 per share (the "Common Stock"). Of the Common Stock being registered 2,950,000 shares will be sold directly by the Company, and 1,650,000 shares will be sold by selling stockholders, inclusive of 600,000 shares subject to an over-allotment option granted to the Underwriter by the Company and the selling stockholders. All capitalized terms not defined herein shall have the meanings accorded them in the Registration Statement.

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, the Registration Statement, the Underwriting Agreement and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have deemedappropriate as the basis or the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that:

                  (a) The 2,950,000 shares of Common Stock being registered and sold by the Company are duly authorized and, when sold pursuant to the Registration Statement, will be legally issued, fully paid and non-assessable; and

                  (b) The 1,650,000 shares of Common Stock being sold by the selling stockholders are presently outstanding or will be upon the exercise of certain options, and when sold pursuant to the terms of the Registration Statement will be, legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Opinions" in the Registration Statement and the Prospectus forming a part thereof.


                                   Very truly yours,



                                   OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP